Exhibit 99.1

Catheter Precision, Inc. Reports Results of Operations for Second Quarter 2025

Revenue Increased 128% Year Over Year and 48% Sequentially

Fort Mill, SC, AUGUST 11, 2025 – Catheter Precision, Inc. (VTAK - NYSE/American), a US based medical device company focused on developing technologically advanced products for the cardiac electrophysiology market, today announced its results of operations for the three and six months ended June 30, 2025.

Highlights of the second quarter include:

●	Revenue from product sales increased 128% over Q2 2024.
●	First half 2025 revenue increased 103% over first half 2024.
●	Sequential quarter over quarter sales increased 48%
●	The CE Mark for the LockeT product was received during the quarter, with sales expected to start in Europe during the third quarter of this year.
●	Significant clinical data was presented at the annual Heart Rhythm Society symposium, which included the following:
o	Accuracy and Long-Term Outcomes from First Multi-Center Registry Experience for Non-Invasive Localization
■

This data was produced  from a multi-center study that enrolled 125 patients. The data demonstrates that VIVO was over 94% accurate, assisted physicians in determining workflow when used pre-procedure, and that the use of VIVO pre-procedure may improve long-term outcomes. Long-term procedural success was over 83%.

o	Novel Three-Dimensional Mapping Integrating Electrocardiogram Morphology for Difficult-to-Map Premature Ventricular Contractions
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This study compiled data from two centers (Heart Hospital of New Mexico and Overland Park Regional Medical Center) and demonstrates how VIVO can improve mapping and ablation for PVCs that are otherwise difficult to map, identify and ablate.

o	Efficacy and Safety of LockeT in Large-Bore Access Electrophysiological Procedures
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The study included 139 patients and demonstrated that LockeT is safe and effective for creating hemostasis in ablation procedures that utilize a large access site like those created by procedures for left atrial appendage occlusion devices and leadless pacemakers.

o	Diagnostic accuracy of a non-invasive mapping system for scar dependent VT exit site localization: relationship to myocardial scar and successful ablation lesions
■	This study is novel, and is the first study to demonstrate VIVO’s accuracy in scar dependent VT.
■	VIVO predicted the exit site locations (89%) and had correlation (86%) with the successful ablation sites. At one year follow-up 86% of patients were free from any device therapy.
●	The acquisition of Cardionomic’s heart failure assets was completed by our newly formed 82%-owned subsidiary Cardionomix.
●

Completed  the formation of Kardionav, Inc., a majority-owned joint venture to collaborate on the development of an implant-based software product for the precise location of the ablation site for treating ventricular tachyarrhythmia, a fast heartbeat in the ventricles, a potential product that can serve as the gateway to curing this deadly disease which is not well treated today.

Financial Highlights

●	Total assets on June 30, 2025, were $25.6 million.
●	Total shareholders’ equity on June 30, 2025, was $6.5 million.
●	Revenues for the quarter ended June 30, 2025 increased 128% to approximately $212 thousand compared with $93 thousand in the quarter ended June 30, 2024.
●	Revenues for the six months ended June 30, 2025 increased 103% to approximately $355 thousand compared with $175 thousand in the six months ended June 30, 2024.
●	Net loss for the three months ended June 30, 2025 was approximately $5.4 million of which approximately $3.2 million were non-cash charges, on an after-tax basis.
●	Net loss for the six months ended June 30, 2025 was approximately $9.5 million of which approximately $4.4 was non-cash charges, on an after-tax basis.
●	Cash position on June 30, 2025, was $838 thousand.

David Jenkins, CEO of Catheter Precision, commented: “We are extremely excited about our results on all fronts: increasing sales, strong clinical data, and execution of strategic transactions with a goal of increasing the future value of Catheter Precision. We are seeing increased awareness and desire for our products, both here in the US, and now, with the CE Mark for the LockeT in Europe,  internationally as well. The team is energized with our progress, and we are looking forward to our results in the coming quarters.”

About LockeT

Catheter Precision’s LockeT is a suture retention device intended to assist in wound closure after percutaneous venous punctures. LockeT is a Class 1 device registered with the FDA and has received CE Mark approval.

About VIVO™

Catheter Precision’s VIVO (View Into Ventricular Onset), is a non-invasive 3D imaging system that enables physicians to identify the origin of ventricular arrhythmias pre-procedure, thereby streamlining workflow and reducing procedure time. VIVO has received marketing clearance from the U.S. FDA and has the CE Mark.

About Catheter Precision

Catheter Precision is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to substantial risk and uncertainties. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “may,” “might,” “can,” “could,” “continue,” “depends,” “expect,” “expand,” “forecast,” “intend,” “predict,” “plan,” “rely,” “should,” “will,” “may,” “seek,” or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, statements that LockeT sales are expected to start in Europe during the third quarter of this year, regarding the expected conclusions to be drawn from clinical data that was presented at the annual Heart Rhythm Society symposium, that LockeT is safe and effective for creating hemostasis in ablation procedures that utilize a large access site like those created by procedures for left atrial appendage occlusion devices and leadless pacemakers, and expectations regarding increasing the future value of Catheter Precision and increased awareness and desire for our products. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties included under the caption “Risk Factors” in the Company’s Form 10-K filed with the SEC and available at www.sec.gov. These risks and uncertainties include, but aren't limited to, that further, and in some instances larger, studies are needed to confirm the results presented at the annual Heart Rhythm Society symposium, we will be unable to develop the assets acquired in by KardioNav and Cardionomix unless we are able to obtain additional financing, which may not be available on acceptable terms or at all, the results of anticipated trials may not turn out as we currently expect and future trials may not occur on the time tables we expect or may be more costly than anticipated, we do not have sufficient liquidity to fund our operations through December 31, 2025 unless we are able to obtain additional financing or enter into a strategic transaction that would provide additional liquidity, we will not be able to reach profitability unless we are able to achieve our product expansion and growth goals, our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators, we have entered into joint marketing agreements with respect to our products, and may enter into additional joint marketing agreements, that will reduce our revenues from product sales, royalty agreements with respect to our LockeT device will reduce any future profits from this product, if we experience significant disruptions in our information technology systems, our business may be adversely affected, litigation and other legal proceedings may adversely affect our business, if we make acquisitions or divestitures, we could encounter difficulties that harm our business, failure to attract and retain sufficient qualified personnel could also impede our growth, failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock, we have determined that our internal controls and disclosure controls were not effective as of June 30, 2025, March 31, 2025 or December 31, 2024, and as a result, without effective remediation of the material weaknesses that we have identified, we may not be able to accurately report our financial results or prevent fraud, our revenues may depend on our customers' receipt of adequate reimbursement from private insurers and government sponsored healthcare programs, we may be unable to compete successfully with companies in our highly competitive industry, many of whom have substantially greater resources than we do, our future operating results depend upon our ability to obtain components in sufficient quantities on commercially reasonable terms or according to schedules, prices, quality and volumes that are acceptable to us, and suppliers may fail to deliver components, or we may be unable to manage these components effectively or obtain these components on such terms, if hospitals, physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any, our medical device operations are subject to pervasive and continuing FDA regulatory requirements, our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business, changes in trade policies among the U.S. and other countries, in particular the imposition of new or higher tariffs, including those recently placed into effect by the Trump administration, are likely to place pressure on our average selling prices as our customers seek to offset the impact of increased tariffs on their own products, increased tariffs or the imposition of other barriers to international trade could have a material adverse effect on our revenues and operating results. The risks and uncertainties described above may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty, or other pandemics, supply chain disruptions from the Ukraine war or Israeli-Hamas conflict and otherwise, and ongoing volatility in the stock markets and the U.S. economy in general.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACTS:

Investor Relations

973-691-2000

IR@catheterprecision.com

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